Exbibit(a)(24)

                        SCUDDER INTERNATIONAL FUND, INC.
                             ARTICLES SUPPLEMENTARY

         Scudder International Fund, Inc., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified all of the authorized shares of the Barrett International shares class of the International Fund series of the Corporation's capital stock, all of which are unissued, into undesignated and unclassified shares of the capital stock of the Corporation.

         (1) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 2,247,923,888 shares of capital stock, $0.01 par value per share, six hundred twenty million five hundred ninety five thousand five hundred ninety-seven (620,595,597) shares of authorized capital stock were designated as the International Fund, of which one hundred million (100,000,000) shares were designated as the Barrett International shares class of the International Fund, two hundred million five hundred ninety five thousand five hundred ninety-seven (200,595,597) shares were designated as the Class S shares class of the International Fund, one hundred million (100,000,000) shares were designated as the Class AARP shares class of the International Fund, one hundred million (100,000,000) shares were designated as the Class A shares class of the International Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the International Fund, twenty million (20,000,000) shares were designated as the Class C shares class of the International Fund and fifty million (50,000,000) shares were designated as the Institutional Class shares class of the International Fund; three hundred twenty million (320,000,000) shares of authorized capital stock were designated as the Pacific Opportunities Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares class of Pacific Opportunities Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of Pacific Opportunities Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Pacific Opportunities Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the Pacific Opportunities Fund and twenty million (20,000,000) shares were designated as the Class C shares class of the Pacific Opportunities Fund; three hundred forty million (340,000,000) shares of authorized capital stock were designated as the Latin America Fund, of which twenty million (20,000,000) shares were designated as the Class M shares class of the Latin America Fund, one hundred million (100,000,000) shares were designated as the Class S shares class of the


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                  Latin America Fund, one hundred million  (100,000,000)  shares were designated as the AARP shares class of the Latin America Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Latin America Fund, fifty million (50,000,000) shares were designated as the Class B shares
                  class  of  the  Latin   America   Fund  and   twenty   million
                  (20,000,000) shares were designated as the Class C shares class of the Latin America Fund; three hundred twenty million
                  (320,000,000)   shares  of   authorized   capital  stock  were
                  designated as the Greater Europe Growth Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares class of the Greater Europe Growth Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of Greater Europe Growth Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Greater Europe Growth Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the Greater Europe Growth Fund and twenty million (20,000,000) shares were designated as the Class C shares class of the Greater Europe Growth Fund; three hundred twenty million (320,000,000) shares of authorized capital stock were designated as the Emerging Markets Growth Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares of the Emerging Markets Growth Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the Emerging Markets Growth Fund and twenty million (20,000,000) shares were designated as the Class C shares class of the Emerging Markets Growth Fund; and three
                  hundred   twenty-seven   million  three  hundred  twenty-eight
                  thousand  two  hundred  ninety-one   (327,328,291)  shares  of
                  capital stock which were not designated or classified. The aggregate par value of all of such shares is $22,479,238.88.

         (2) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 2,247,923,888 shares of capital stock, $0.01 par value per share, five hundred twenty million five hundred ninety five thousand five hundred ninety-seven (520,595,597) shares of authorized capital stock being designated as the International Fund, of which two hundred million five hundred ninety five thousand five hundred ninety-seven (200,595,597) shares will be designated as the Class S shares class of the International Fund, one hundred million (100,000,000) shares will be designated as the Class AARP shares class of the International Fund, one hundred million (100,000,000) shares will be designated as the Class A shares class of the International Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the International Fund, twenty million (20,000,000) shares will be designated as the Class C shares class of the International Fund and fifty


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

                  million (50,000,000) shares will be designated as the Institutional Class shares class of the International Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Pacific Opportunities Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares class of Pacific Opportunities Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of Pacific Opportunities, fifty million (50,000,000) shares will be designated as the Class A shares class of the Pacific Opportunities Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Pacific Opportunities Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Pacific Opportunities Fund; three hundred forty million (340,000,000) shares of authorized capital stock being designated as the Latin America Fund, of which twenty million (20,000,000) shares will be designated as the Class M shares class of the Latin America Fund, one hundred million (100,000,000) shares will be designated as the Class S shares class of the Latin America Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of the Latin America Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Latin America Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Latin America Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Latin America Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Greater Europe Growth Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares class of the Greater Europe Growth Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of Greater Europe Growth Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Greater Europe Growth Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Greater Europe Growth Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Greater Europe Growth Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Emerging Markets Growth Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares of the Emerging Markets Growth Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Emerging Markets Growth Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Emerging Markets Growth Fund; and four hundred twenty-seven million three hundred twenty-eight
                  thousand  two  hundred  ninety-one   (427,328,291)


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

                  shares of capital stock which will not be designated or classified. The aggregate par value of all of such shares is $22,479,238.88.

         SECOND: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of any series or class of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

         THIRD: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

                         [signatures begin on next page]


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


         IN WITNESS WHEREOF, Scudder International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 20th day of August, 2004; and its Vice President acknowledges that these Articles Supplementary are the act of Scudder International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.


ATTEST                                  SCUDDER INTERNATIONAL FUND, INC.

/s/Caroline Pearson                     /s/John Millette
-----------------------                 -----------------------
Caroline Pearson                        John Millette
Assistant Secretary                     Vice President



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